ARTICLES OF AMENDMENT

          GENERAL MUNICIPAL MONEY MARKET FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland at 300 East Lombard

Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland

that:

               FIRST:    The charter of the Corporation is amended by making
          the following changes in the names of certain classes of Common Stock, par value $.001 per share, of the Corporation, as follows:

            Old Name                         New Name

1.   Common Stock, without further     General Municipal Money Market
designation (marketed as Class A  Fund-Class A Common Stock
Shares of the General Municipal
Money Market Fund series)

2.   Class B Common Stock, without     General Municipal Money Market
further designation (marketed as  Fund-Class B Common Stock
Class B Shares of the General
Municipal Money Market Fund
series)


               SECOND:   These Articles of Amendment were approved by at
          least a majority of the entire Board of Directors of the Corporation and are limited to changes expressly authorized by
          Section 2-605 of Title 2 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

          The undersigned Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of such officer's knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

          IN WITNESS WHEREOF, General Municipal Money Market Funds, Inc. has

caused this instrument to be signed in its name and on its behalf by its

Vice President, and witnessed by its Assistant Secretary, as of the 29th day of April 2002.



                              GENERAL MUNICIPAL MONEY MARKET FUNDS, INC.


                              By:  /s/ Mark N. Jacobs
                                 Mark N. Jacobs
                                 Vice President

WITNESS:


/s/ Michael A. Rosenberg
Michael A. Rosenberg
Assistant Secretary